Exhibit 99.1

ACTION PRODUCTS ACHIEVES COMPLIANCE WITH NASDAQ
MINIMUM BID PRICE RULE

ORLANDO, Fla. - (MARKET WIRE) - July 28, 2008 - Action Products International Inc. (NASDAQ-CM: APII), the global manufacturer and distributor of brand-focused educational toys and products, announced that on July 24, 2008, it received notice from the NASDAQ Stock Market ("NASDAQ") that the Company had regained compliance with NASDAQ Marketplace Rule 4310(c)(4) and that NASDAQ now considers the matter closed.

As disclosed in a Current Report on Form 8-K dated May 9, 2008, the Company was notified May 5, 2008 by the Nasdaq Listing Qualifications Department that for 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). At that time, in accordance with Marketplace Rule 4310(c)(4), the Company was provided with 180 calendar days, or until November 3, 2008, to regain compliance. Since then, the Company’s common stock maintained a closing bid price at $1.00 or greater for at least 10 consecutive business days.

Safe Harbor Forward-Looking Statements:  Statements contained in this letter that are not strictly historical are “forward-looking statements.” Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects,” and “hopes.” The forward-looking statements are made based on information available as of the date hereof, and we assume no obligation to update such forward-looking statements. Such forward-looking statements involve risks and uncertainties that could cause Action Products’ actual results to differ materially from those in these forward-looking statements. Such risks and uncertainties include but are not limited to demand for our products and services, our ability to continue to develop markets, general economic conditions, our ability to secure additional financing for Action Products and other factors that may be more fully described in reports to shareholders and periodic filings with the Securities and Exchange Commission.

Contact:
Action Products International
Ronald Kaplan: rkaplan@apii.com
Robert Burrows: rburrows@apii.com
407-660-7200